UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

February 14, 2014

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
5114 Balcones Woods Drive, Suite 307-511 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 537-2257
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                       Entry into a Material Definitive Agreement.

On February 16, 2014,1 the Company entered into the first of several Subscription Agreements (the “Subscription Agreements”) with certain accredited investors (each, an “Investor” and collectively, the “Investors”) as part of a private placement offering of its common stock.  Under the Subscription Agreements, the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of 22.5 Units, at a purchase price of $10,000.20 per Unit, for aggregate proceeds of approximately $225,000.00.  Each “Unit” consists of (i) 33,334 shares of the Company’s common stock at $0.30 per share, and (ii) a warrant, exercisable until August 5, 2019, to purchase 33,334 shares of the Company’s common stock at an exercise price of $0.75 per share (“Warrant”).  The Warrants do not contain a net issue exercise feature.  Subject to certain exceptions, the Company may force the exercise of the Warrants if the closing bid price of the Company’s common stock is greater than or equal to $1.50 for a period of ten consecutive trading days.  The Units were offered and sold to the Investors in a private placement (the “Private Placement”) in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Under the Subscription Agreements, the Company must notify the Investors if the Company proposes to register any of its common stock in connection with a public offering for cash, with certain exceptions.  On an Investor’s written request, the Company will register the Registrable Securities of such Investor in the registered offering.  However, the Company and its underwriters may reduce the number of Registrable Securities to be registered to a minimum of 20% of the total number of shares of common stock included in the registered offering.  All shares of common stock issued in the Private Placement and all shares of common stock issuable upon exercise of the Warrants will be “Registrable Securities.”  Shares will no longer be considered Registrable Securities when (i) a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act by the SEC, (ii) such shares have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities,” (iii) such shares have ceased to be outstanding, or (iv) the Registrable Securities may be sold by the Investor in a single sale without, in the opinion of counsel to the Company, any limitation as to volume or manner of sale requirements pursuant to Rule 144 under the Securities Act.

Prior to the consummation of the Private Placement, one of the Investors owned 1,319,045 shares, or approximately 8.8%, of the Company’s common stock.  Such Investor’s purchase of Units in the Private Placement will subject such Investor to Section 16 reporting requirements as a 10% beneficial owner.  In addition, such Investor is the Managing Member of a consulting firm with which the Company has a contractual relationship.

The foregoing summaries of the Subscription Agreements and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Form of Subscription Agreement and Form of Warrant, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

1.             A portion of the consideration for the Units was wired to the Company on February 14, 2014.  The Company countersigned the Investors’ Subscription Agreements on February 16, 2014.

Item 3.02                      Unregistered Sales of Equity Securities.

The descriptions of the Subscription Agreements and Warrants as set forth in Item 1.01 of this Form 8-K are incorporated herein by reference. The Units were offered and sold to the Investors in a private placement in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.  The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities.  The securities offered in the Private Placement will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company anticipates entering into additional Subscription Agreements under the same terms as part of this Private Placement Offering.  The offering is expected to close on or before August 5, 2014, at which time the Company will provide an updated report on form 8-K/A describing the totality of all sales made under this Private Placement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1           Form of Subscription Agreement

10.2           Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date: February 20, 2014	By:	/s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer